HEALTHEXTRAS INC.                                                   EXHIBIT 10.6


July 8, 1997

[                           ]*
William Morris Agency, Inc.
1325 Avenue of the Americas
New York, NY 10019

     Re: Final Terms And Conditions of the Agreement ("Agreement") Between Cambria Productions, Inc. f/s/o Christopher Reeve and HealthExtras,
          -------------------------------------------------------------------
          Inc.
          ---

Dear [     ]*:

     This shall serve as the terms and conditions of the Agreement executed this 8th day of July, 1997, by and between, Cambria Productions, Inc., hereinafter referred to as "Lender", f/s/o Christopher Reeve, hereinafter referred to as "Artist," and HealthExtras, Inc., hereinafter referred to as "Company", a Delaware Corporation and affiliated company of United Payors & United Providers, Inc. Execution by the parties shall constitute a binding Agreement.

PRODUCT:          [                                                ]*.

APPROVAL.:        Artist shall have complete and absolute approval of production and/or distribution of all scripts, storyboards, still
                  photography and other materials produced hereunder. Artist shall have complete and absolute approval of advertising usage of Artist's name, likeness and/or image. Such approvals of materials and use of Artist's name or likeness as recommended by Company shall be provided by Artist's Company no later than
                  [                                                         ]*
                  after Artist's receipt of recommended materials to be approved. If disapproval is not communicated to Company within this time frame, then Company shall deem materials to be approved. If Company and Artist fail to agree on content of materials referenced above within [
                                 ]* after disapproval by Artist, then either
                  party may terminate the Agreement. The terms and conditions of this Agreement shall remain confidential for the duration of the Agreement and any renewals except as required to authorized agents and representatives who, upon receipt of such information, shall also keep the same terms and conditions confidential. The parties, their agents and representatives, further agree that the existence of this Agreement shall not be disclosed to anyone prior to September
                  2, 1997.

*Removed pursuant to a confidentiality request.

[                           ]*
July 8, 1997
Page 2



TERM: The initial term ("Term") of the Agreement shall be three years commencing upon execution of this Agreement.

SERVICES:         Lender shall make Artist available for [                    ]*
                  Company shall have the right to use Artist's name, testimony and public statements in creating additional advertising materials, but subject to Artist's approval of all materials prior to usage thereof. All service days, other than those referenced in the time frame indicated above in year one, shall be at mutually agreeable dates, times and locations.

TERRITORY:        United States, its possessions, territories and commonwealths.

COMPENSATION:     A guarantee of $____________ payable as follows.
                  [




                                                                             ]*.
                  In the event that any portion of the guaranteed payment or other payments due under this Agreement are not received within thirty days of its due date, Lender shall have the absolute right to terminate this Agreement immediately upon giving notice to Company. In the event of such termination for non-payment, Company and its agents and employers, agree that it will not use any materials previously created, which includes any name, likeness or endorsement by Artist to promote HealthExtras, Inc. products. In addition, Lender and/or Artist shall be entitled to injunctive relief to prevent the use of any such material. Any cost and/or legal fees incurred by Lender or Artist in effecting such injunctive relief, shall be repaid in their entirety by Company to Artist and/or Lender.

USE: During the Term or Two Year Option, and within the Territory only, the Company shall have the exclusive right to use broadcast television and radio, Internet and print, including newspapers, magazines, direct mail and other consumer print materials but excluding life-size cut-outs, billboards and shelf or aisle-facing packaging. Company shall have the usage right of all materials produced hereunder for the Term of this Agreement plus the Two Year Option period, if applicable, and ten year annuity period thereafter.

EXCLUSIVITY:      During the Term and within the Territory, Lender shall insure that Artist shall not promote, render services in commercials, or endorse any other
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[                   ]*
July 8, 1997
Page 3




                  product that combines credit cards and health related benefits. Notwithstanding the foregoing, Artist may render services during the Term in the entertainment portions of any program, theatrical production, television presentation, motion picture, etc. even if said performance is sponsored by competitive products, companies and/or services, and Artist may record and/or appear in network and cable promotions featuring appearances by Artist.

EXPENSES:         The rider attached hereto is by this reference made part
                  hereof.

NOTIFICATION:     Option for additional Two Year Term shall be exercised in
                  writing and received by the William Morris Agency offices no later than sixty days prior to the expiration of the third year of the Term.

TWO YEAR
OPTION:           [                                                         ]*.
                  All other terms and conditions shall remain the same as in the initial Term including services. If the Two Year Option is exercised by the Company, Lender on behalf of Artist shall have the right to disapprove such exercise and the Two Year Option shall be deemed not to have been exercised.

ADDITIONAL
DAYS: Lender on behalf of Artist shall receive a guarantee of $______ for each additional day of service requested by Company. Company shall be entitled to [
                                                                            ]*.
                  Payment shall be made upon completion of services.  [     ]*.

SIGNATORY:        Company is and will remain during the Term(s) a signatory to the applicable union(s) having jurisdiction over Artist's services hereunder.

PENSION
& WELFARE:        Company will pay applicable union Pension & Welfare on behalf of Artist directly to the union and will send the William
                  Morris Agency office verification that the payments have been made.
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[                       ]*
July 8, 1997
Page 4




INDEMNITY
& INSURANCE:      Company shall indemnify Lender and Artist and his agents,
                  affiliates, subsidiaries and related entities, against any and all claims, settlements, penalties, damages, expenses, attorney's fees, costs, and judgments obtained against, imposed upon or suffered by Lender and/or Artist by reason of this Agreement, including but not limited to a breach or alleged breach by Company and/or their obligations hereunder and the use and/or content of the materials produced hereunder and the products and services advertised therein and thereby.
                  In addition, Company shall name Lender and Artist as additional insureds under Company's comprehensive general liability insurance policies, including but not limited to products liability, errors and omissions, and an extended liability endorsement (including advertising liability), and shall provide Lender and Artist with certificates of insurance evidencing such coverage, and prior written notice of any termination thereof. Such insurance shall be maintained for the length of the Term, Two Year Option if applicable, Annuity
                  Period, and one year thereafter.

PAYMENT: All payments will be made to and in the name of WILLIAM MORRIS AGENCY, INC. as agent for Artist and remitted to William Morris Agency, 1325 Avenue of the Americas, New York, NY 10019
                  Attn:
                  [                                                          ]*.
NOTICES: Notices for Lender and Artist will be sent to: Artist c/o William Morris Agency, Inc., 1325 Avenue of the Americas, New
                  York, NY 10019, Attn: [                                   ]*.
                  Notices for Company will be sent to HealthExtras, Inc., 2275
                  Research Boulevard, Rockville, MD 20850, Attn: [           ]*.

                  This Agreement supersedes and replaces any prior negotiations or Agreements either written or verbal. In executing this Agreement through their authorized signatories as indicated below, the parties agree to the terms and conditions as stated herein.

For:     HealthExtras, Inc.                  For:      Cambria Productions, Inc.
                                                       f/s/o Christopher Reeve


[/s/                                         [/s/
--------------------                         --------------------------
Title:              ]*                       Title:                    ]*

HEALTHEXTRAS

                                                       2275 Research Boulevard
                                                                   Sixth Floor
May 27, 1999                                               Rockville, MD 20850
                                                     Telephone: (301) 548-2900
                                                     Facsimile: (301) 548-8844


[                      ]*                          By Facsimile to: 212.903.1489
Cambria Productions, Inc.                           and by Federal Express
f/s/o Christopher Reeve
1775 Broadway, Suite 708
New York, NY 10019

[                      ]*
William Morris Agency, Inc.
1325 Avenue of the Americas
New York, NY 10019

Dear [           ]*:

The terms of the July 8, 1997 Agreement ("Agreement") by and between Cambria Productions, Inc. f/s/o, Christopher Reeve and HealthExtras contains an Option for Additional Two Year Term ("Two Year Option"). This Two Year Option states that the terms and conditions of that Agreement will be extended for an additional two years, commencing July 9, 2000.

This letter shall serve as written notification of HealthExtras intent to exercise this Two Year Option under the terms contained in the Agreement and when signed below by Cambria Productions, Inc., will indicate Cambria's approval of the exercise of the option period.

Concurrently, the Agreement shall be amended such that compensation to Lender on behalf of Artist will be changed from [
                      ]*. This Amendment to the Agreement is retroactive to July 8, 1997 and prospective through the remaining term of the Agreement and the Two Year Option.

Additionally, the Agreement shall be amended to increase the number of radio
recording spots to [                 ]* through the term of the Two Year Option.

*Removed pursuant to a confidentiality request.

[                    ]*
[                    ]*
May 27, 1999
Page 2 of 2


The following wording of the first sentence under the two year option clause of the original agreement shall be changed to read as follows:[

                        ]*. The payments shall be due no later than July 15 of each option year. If a payment is not received in a timely manner, Lender on behalf of the artist reserves the right to terminate the contract immediately and in addition to its other rights pursuant to the contract, Lender may cancel the approval of the remaining option period. In the event of such a cancellation, [
                            ]*. The balance of that paragraph shall be
unchanged.


Sincerely,


[                    ]*
[                    ]*

[   ]*


The undersigned agree to exercise the terms of the Two Year Option as contained in the Agreement.


[                    ]*                     [                    ]*
[                    ]*                     [                    ]*
For:  HealthExtras, LLC                     For:  Cambria Productions, Inc.
                                                  f/s/o Christopher Reeve


* Removed pursuant to a confidentiality request.